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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-30514, 333-30516, 333-93729, 333-01297,
333-01299, 33-52044, 33-89528, 33-61485, 333-38629, 333-28495, 333-22169, 333-
44701, 333-56287, 333-70227, 333-72783 and 333-76027) of Parametric Technology
Corporation of our report dated October 16, 2000, except for Note I, as to which the date is November 17, 2000, relating to the consolidated financial statements, which appear in this Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 22, 2000